Exhibit 99.2

i-80 Gold Announces Initial Assay Results From Mineral Point Open Pit Project in

Nevada Including a Step-Out Hole of 1.33 g/t Au and 39.2 g/t Ag Over 225.6 Meters

TORONTO, ON, September 22, 2026 – i-80 GOLD CORP. (NYSE: IAUX) (TSX: IAU) (“i-80 Gold”, or the “Company”) is pleased to announce initial drill results from the ongoing 2026 infill drilling campaign at the Mineral Point open pit heap leach project (“Mineral Point” or the “Project”). Mineral Point is a large-scale, advanced-stage oxide gold-silver project and hosts the largest gold and silver mineral resource in i-80 Gold’s portfolio. It is also one of the largest undeveloped bulk-mineable gold-silver resources in Nevada and represents a key driver of anticipated future production growth for the Company.

The Project is located on the Company’s wholly owned Ruby Hill property in northeastern Nevada, USA, along the Battle Mountain-Eureka gold trend (see Figure 1 in Appendix). The Ruby Hill property also includes the Archimedes underground project, the Company’s second planned underground mine which is currently under construction and is anticipated to begin gold production in the fourth quarter of 2026.

Results of a preliminary economic assessment covering the Mineral Point Project (“2025 PEA”) were published in February 2025, which outlined a 17-year mine life with annual gold equivalent production of approximately 280,000 ounces following ramp-up, with a base case after-tax net present value (5% discount rate) of $614 million and internal rate of return of 12% at gold and silver prices of $2,175 per ounce and $26 per ounce, respectively (or a net present value of $2.3 billion and internal rate of return of 29% at gold and silver prices of $3,000 per ounce and $35 per ounce, respectively). (To view the related press release dated February 21, 2025, click here).

Highlights From Initial Drill Results

•	1.33 g/t Au and 39.2 g/t Ag over 225.6 m in hole iMP26-07

•	1.70 g/t Au and 61.5 g/t Ag over 170.7 m in hole iMP26-23

•	0.82 g/t Au and 40.1 g/t Ag over 202.7 m in hole iMP26-09

•	1.57 g/t Au and 72.5 g/t Ag over 71.6 m in hole iMP26-11

•	0.36 g/t Au and 24.1 g/t Ag over 263.7 m in hole iMP26-32

•	0.85 g/t Au and 87.7 g/t Ag over 93.0 m in hole iMP26-17

•	0.52 g/t Au and 11.5 g/t Ag over 213.4 m in hole iMP26-35

•	0.99 g/t Au and 5.9 g/t Ag over 201.4 m in hole iRH26-05

True widths are estimated between approximately 75% - 95% of core width. See Table 2 for complete drill results.

“These initial drill results from the Mineral Point open pit drill program are very encouraging. Initial step-out drilling to the east demonstrates potential to expand the existing mineralized footprint while the infill drill results are in line with expectations,” stated Tyler Hill, VP Geology. “We continue to see deep oxidation consistent with our geological model and the initial step-out results suggest potential to extend mineralization by approximately one kilometer along strike and 300 meters in width. Overall drilling productivity has continually improved since the initiation of the campaign in April this year through the arrival of additional drill rigs over the past several months. Ongoing infill drilling, metallurgical, and geotechnical work is advancing in parallel in support of a planned pre-feasibility study targeted for mid-2027, continuing to support our view that Mineral Point has the potential to become i-80 Gold’s largest producing asset.”

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Overall, of the 35 initial holes reported, 19 holes were step-out holes outside of the existing mineral resource (see Table 1). All 19 step-out holes encountered mineralization, with over half of the assays reporting more than 100 meters of gold and silver intercepts. 15 step-out holes were drilled east of the known deposit, three holes to the north, and one to the west (iRH26-07) (see Figure 2 in Appendix). The area to the east of the known deposit, which demonstrates the most potential, was drilled sparsely by Homestake Mining Company (“Homestake”) in the early 1990s as condemnation drilling for the Archimedes open pit heap leach pad. Although many of the Homestake drill holes confirmed mineralization, the depth of the mineralized intersections and gold price at the time did not support an economic case for further drilling. Early drilling during i-80 Gold’s 2026 program has been focused on this area to determine if further drilling is warranted and thus far, initial results have been positive. The mineral resource supporting the 2025 PEA was constrained by a pit-shell using a base case metals price assumptions of $2,175 per ounce of gold and $26 per ounce of silver. Mineralization outside of this pit shell was not included in the 2025 PEA resource model, representing potential upside in a future resource estimate (see Figure 3 in Appendix). Additionally, the area to the east of the known deposit demonstrates similar geological characteristics and was constrained by a lack of drilling.

Table 1: Mineral Point Mineral Resource Estimate (effective December 31, 2025)

Classification	Tonnes (000s)	Au (g/t)	Ag (g/t)	Au oz (000s)	Ag oz (000s)
Indicated Mineral Resources	216,982	0.48	15.0	3,376	104,332
Inferred Mineral Resources	194,442	0.34	14.6	2,117	91,473

Notes to the mineral resource table above:

1.

Mineral resources in the Ruby Hill Technical Report have an effective date of December 31, 2024. Aaron Amoroso, a Qualified Person and an employee of the Company, has reviewed the Mineral Point Open Pit mineral resources and material assumptions included in the Ruby Hill Technical Report and confirmed that they remain current as of December 31, 2025.

2.	Mineral resources are the portion of Mineral Point that can be mined profitably by open pit mining method and processed by heap leaching.

3.	Mineral resources are below an updated topographic surface.

4.

Mineral resources are constrained to economic material inside a conceptual open pit shell. The main parameters for pit shell construction are a gold price of $2,175/oz Au, a silver price of $26.00/oz, average gold recovery of 77%, average silver recovery of 40%, open pit mining costs of $3.31/tonne, heap leach average processing costs of $3.47/tonne, general and administrative cost of $0.83/tonne processed, gold refining cost of $1.85/oz, silver refining cost of $0.50, and a 3% royalty; metal price determinations were from 2024 Q3.

5.	Mineral resources are reported above a 0.1 g/t Au cutoff grade.

6.	Mineral resources are stated as in situ.

7.	Mineral resources have not been adjusted for metallurgical recoveries.

8.	Reported units are metric tonnes.

9.	Reported table numbers have been rounded as required by reporting guidelines and may result in summation discrepancies.

The Project is the larger of two oxide open pit projects in i-80 Gold’s portfolio and currently extends for approximately 10,000 feet along a major anticlinal structure, with mineralization measuring approximately 3,000 feet wide and up to 900 feet thick. Mineralization consists of disseminated gold and silver primarily hosted in the Hamburg dolomite with oxidation pervasive to depths of 1,500 feet below surface. The deposit is near surface at its southern end and remains open to the east and at depth.

Following the Company’s 2026 recapitalization of its balance sheet, a substantial surface drilling program commenced focused primarily on upgrading inferred mineral resources and collecting geotechnical, metallurgical and hydrogeological data to support project optimization and advancement for pre-feasibility level engineering studies. The initial results from the 35 drill holes are presented in Table 2 below.

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The ongoing 2026/2027 resource expansion and infill drilling program is targeting approximately 130,000 meters of drilling over 300 drill holes. Approximately 30,000 meters of core and reverse circulation drilling was completed through the end of August using up to seven drill rigs, primarily for infill drilling of the current inferred resource areas and step-out holes beyond the current resource shell. The drill program initially progressed slower than planned due to availability of drill rigs, however, the overall drilling rate has since improved following the mobilization of additional rigs for a total of seven. Completion of the program is presently expected in the first quarter of 2027, although this may extend past this date pending assay results and the potential to delineate expanded areas of mineralization.

Results from the drilling program are expected to support a pre-feasibility study targeted for approximately mid-2027, pending timing of completion of the drilling program. Early-stage pre-permitting activities are also underway.

The 2026/2027 exploration spend is expected to total between $40 to $45 million for Mineral Point, in addition to approximately $5 million for technical and early-stage pre-permitting activities. These expenditures are expected to be funded through a portion of the proceeds from the Franco-Nevada Corporation royalty financing completed in March 2026, of which an initial $25 million was received and allocated to Mineral Point, and a second payment of $25 million is expected to become available for Mineral Point after the initial allocation is spent.

Given the scale and economic potential of Mineral Point, the Company continues to evaluate opportunities to optimize the sequencing of its gold projects to potentially advance the timing of Mineral Point within its development plan, which is currently within Phase 3.

Table 2: Initial Drill Results From the Ongoing 2026 Drill Program at Mineral Point

Drill Hole ID	Type	From (m)	To (m)	Length (m)	Au (g/t)	Ag (g/t)
iMP26-01	RC	358.1	385.7	27.4	0.14	3.7
iMP26-02*	RC	228.6	396.2	167.6	0.34	20.6
iMP26-03*	RC	239.3	259.1	19.8	1.00	52.0
iMP26-04*	RC	231.7	367.3	135.6	0.29	11.6
iMP26-05*	RC	210.3	217.9	7.6	0.73	25.2
And	RC	286.5	313.9	27.4	0.23	5.6
And	RC	402.3	426.7	24.4	0.26	7.2
iMP26-07*	RC	216.4	442.0	225.6	1.33	39.2
iMP26-09*	RC	262.1	464.8	202.7	0.82	40.1
iMP26-11	RC	204.2	275.8	71.6	1.57	72.5
iMP26-12*	RC	251.5	278.9	27.4	0.64	23.6
iMP26-13*	RC	249.9	275.8	25.9	0.12	10.6
iMP26-14*	RC	268.2	275.8	7.6	0.25	7.7
iMP26-16	RC	146.3	185.9	39.6	1.1	56.1
And	RC	283.5	426.7	143.3	0.48	14.9
iMP26-17	RC	176.8	269.8	93.0	0.85	87.7
iMP26-18	RC	181.4	221.0	39.6	0.55	27.5
And	RC	384.0	426.7	42.7	0.47	6.5
iMP26-19	RC	189.0	259.1	70.1	0.15	37.5
iMP26-20	RC	161.5	249.9	88.4	0.54	74.6
iMP26-21*	RC	347.5	371.9	24.4	0.30	4.9
iMP26-22*	RC	208.8	417.6	208.8	0.28	7.9
iMP26-23*	RC	249.9	420.6	170.7	1.70	61.5
iMP26-24*	RC	288.0	435.9	147.8	0.17	3.7
iMP26-25*	RC	257.6	426.7	169.2	0.31	7.8
iMP26-26*	RC	248.4	457.2	208.8	0.35	10.7

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Drill Hole ID	Type	From (m)	To (m)	Length (m)	Au (g/t)	Ag (g/t)
iMP26-30	RC	161.5	419.1	257.6	0.29	15.6
iMP26-32	RC	163.1	426.7	263.7	0.36	24.1
iMP26-33	RC	170.7	231.6	61.0	0.68	56.7
iMP26-34	RC	285.0	410.0	125.0	0.35	8.7
iMP26-35	RC	213.4	426.7	213.4	0.52	11.5
iMP26-58*	RC	402.3	457.2	54.9	0.56	24.7
iRH26-01	Core	151.6	164.2	12.6	0.44	38.7
iRH26-02	Core	287.6	293.2	5.6	0.29	11.8
And	Core	311.5	390.1	78.6	0.23	3.2
iRH26-03	Core	212.5	221.6	9.1	1.85	59.5
And	Core	323.2	403.7	80.5	0.69	4.6
iRH26-04*	Core	206.9	231.3	24.5	0.34	25.1
iRH26-05	Core	193.9	395.3	201.4	0.99	5.9
iRH26-06*	Core	358.7	424.4	65.7	0.16	11.5
iRH26-07*	Core	247.6	467.0	219.4	0.39	10.4

Notes to table above:

Holes with an asterisk (*) denote step-out holes outside of the 2025 PEA pit-shell.

Drill holes not listed within the sequence have assays pending.

Numbers may not add due to rounding.

True widths are estimated between approximately 75%-95% of listed width.

Table 3: Drill Hole Collar Coordinates

UTM	Drill Hole ID	East (m)	North (m)	Elevation (m)	Azimuth	Dip
	iMP26-01	586062	4376871	1895	300	-65
	iMP26-02	586065	4376866	1895	77	-71
	iMP26-03	586068	4376864	1895	117	-61
	iMP26-04	586066	4376865	1895	108	-72
	iMP26-05	586065	4376866	1895	65	-81
	iMP26-07	586057	4376870	1895	300	-85
	iMP26-09	586063	4376863	1895	96	-61
	iMP26-11	586023	4376739	1896	350	-78
	iMP26-12	586046	4377683	1875	0	-90
	iMP26-13	585849	4377374	1881	220	-82
	iMP26-14	585848	4377369	1881	0	-90
	iMP26-16	585773	4376927	1886	110	-89
	iMP26-17	585614	4376880	1880	350	-89
NAD83 Zone 11N	iMP26-18	585610	4376886	1880	3	-80
	iMP26-19	585617	4376886	1880	25	-64
	iMP26-20	585620	4376883	1880	50	-83
	iMP26-21	586028	4376736	1896	57	-79
	iMP26-22	586028	4376730	1896	88	-66
	iMP26-23	586027	4376735	1896	107	-53
	iMP26-24	586028	4376734	1896	87	-57
	iMP26-25	586026	4376728	1896	110	-75
	iMP26-26	586027	4376726	1896	122	-52
	iMP26-30	585622	4376882	1880	100	-83
	iMP26-32	585879	4376556	1892	80	-86
	iMP26-33	585871	4376562	1891	18	-81
	iMP26-34	585868	4376546	1891	329	-84

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UTM	Drill Hole ID	East (m)	North (m)	Elevation (m)	Azimuth	Dip
	iMP26-35	585955	4376515	1895	0	-86
	iMP26-58	586097	4376953	1894	112	-62
	iRH26-01	585720	4377027	1886	105	-79
	iRH26-02	585954	4376810	1892	230	-83
	iRH26-03	585847	4376427	1891	0	-90
	iRH26-04	585858	4377239	1882	0	-81
	iRH26-05	586085	4376240	1936	35	-82
	iRH26-06	586096	4376958	1893	110	-72
	iRH26-07	586037	4375983	1965	192	-65

Technical Disclosure and Qualified Persons

The technical information contained in this press release has been prepared under the supervision of, and has been reviewed and approved by Paul Chawrun P.Eng., Executive Vice President and Chief Operating Officer, and Tyler Hill CPG., Vice President Geology, each of whom is an employee of the Company and a “qualified person” within the meaning of National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) and in Subpart 1300 of Regulation S-K (“S-K 1300”). Neither Mr. Chawrun nor Mr. Hill is independent of the Company within the meaning of NI 43-101.

All samples were submitted to ALS Minerals (ALS) of Sparks, NV, which is an ISO 9001 and 17025 certified and accredited laboratory, independent of the Company. Samples submitted through ALS are run through standard prep methods and analyzed using Au-AA23 (Au; 30g fire assay) and ME-MS61 (48 element suite; 0.25g four-acid/ICP-AES & ICP-MS). ALS also undertakes their own internal coarse and pulp duplicate analysis to ensure proper sample preparation and equipment calibration. i-80 Gold’s QA/QC program includes regular insertion of standards, duplicates, and blanks into the sample stream with a stringent review of all results.

The 2025 PEA was prepared in accordance with NI 43-101 and the corresponding Initial Assessment prepared under S-K 1300, each filed in March 2025. The related press release titled “i-80 Gold Announces Positive Preliminary Economic Assessment on the Mineral Point Open Pit Project, Nevada; After-Tax NPV(5%) of $614 Million with an After-Tax IRR of 12% at US$2,175/oz Au” announcing results and assumptions from the PEA was filed on February 21, 2025.

For a description of the data verification, assay procedures and the quality assurance program and quality control measures applied by the Company, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as the information in respect of data verification, key assumptions, parameters, risks and other factors contained in the 2025 PEA and the corresponding Initial Assessment dated March 31, 2025.

All documents are accessible under the Company’s issuer profile on both SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov, as well as on the Company’s website at www.i80gold.com. The 2025 PEA is preliminary in nature and includes an economic analysis that is based, in part, on inferred mineral resources. Inferred mineral resources that are considered too speculative geologically to have for the application of economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the results of the 2025 PEA will be realized. Mineral resources do not have demonstrated economic viability and are not mineral reserves. All the Company’s projects other than Granite Creek are considered exploration stage projects under S-K 1300, as the Company has not determined mineral reserves at these properties pursuant to S-K 1300.

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About i-80 Gold Corp.

i-80 Gold Corp. is a Nevada-focused mining company committed to building a mid-tier gold producer through a funded three-phase development plan to advance its high-quality asset portfolio. The Company is one of the largest gold mineral resource holders in the state with a pipeline of high-grade multi-stage projects strategically located in Nevada’s most prolific gold-producing trends. Leveraging its central processing facility following an anticipated refurbishment, i-80 Gold is executing a hub-and-spoke regional mining and processing strategy to maximize efficiency and growth. i-80 Gold’s shares are listed on the NYSE (NYSE: IAUX) and the Toronto Stock Exchange (TSX: IAU). For more information, visit www.i80gold.com.

For further information, please contact:

Leily Omoumi, SVP Corporate Development & Strategy

Caterina De Rosa, VP Investor Relations

1.866.525.6450

info@i80gold.com

www.i80gold.com

Cautionary Statement Regarding Forward Looking Information

Certain information set forth in this press release, including but not limited to management’s assessment of the Company’s future plans and operations, expectations regarding the timing, execution and results of the Company’s drilling programs, outlook on gold output, the anticipated timing of gold output, project development or technical studies, including completion of the anticipated pre-feasibility study targeted for approximately mid-2027 and the release of its results, the potential for mineral resource conversion and opportunities for expansion, management’s belief that the Project will be a key driver of future production growth for the Company; 2026/2027 planned exploration spend; expectations regarding funding through the Franco-Nevada Corporation royalty financing; the potential timing and completion of the drilling program; constitute forward-looking statements or forward-looking information within the meaning of applicable securities laws. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Readers are cautioned that the assumptions used in the preparation of information, although considered reasonable at the time of preparation, may prove to be inaccurate and, as such, reliance should not be placed on forward-looking statements. The Company’s actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, if any, that the Company will derive therefrom. By their nature, forward looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company’s control, including general economic and industry conditions, volatility of commodity prices, title risks and uncertainties, uncertainty in geological, metallurgical and geotechnical studies and opinions, and ability to access sufficient capital from internal and external sources such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive.

This press release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934. To the extent any forward-looking statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, the Company intends that such forward-looking statements be subject to the safe harbor created thereby.

This release also contains references to estimates of mineral resources. The estimation of mineral resources is inherently uncertain and involves subjective judgments about many relevant factors. Mineral resources that are not mineral reserves do not have demonstrated economic viability. The accuracy of any such estimates is a function of the quantity and quality of available data, and of the assumptions made and judgments used in engineering and geological interpretation (including estimated future production from the Project, the anticipated tonnages and grades that will be mined and the estimated level of recovery that will be realized), which may prove to be unreliable and depend, to a certain extent, upon the analysis of drilling results and statistical inferences that may ultimately prove to be inaccurate. Mineral resource estimates may have to be re-estimated based on: (i) fluctuations in commodities prices; (ii) results of drilling, (iii) metallurgical testing and other studies; (iv) proposed mining operations, including dilution; (v) the evaluation of mine plans subsequent to the date of any estimates; and (vi) the possible failure to receive required permits, approvals and licenses or changes to existing mining licenses.

Cautionary Note to U.S. Investors

The Company prepares its disclosure in accordance with the requirements of securities laws in effect in Canada, including NI 43-101. NI 43-101 and the U.S. Securities and Exchange Commission’s Regulation S-K 1300 have similar goals but at times embody different approaches and definitions. Accordingly, scientific and technical information contained in this press release, including any references to mineral resources, may not be comparable to similar information disclosed by U.S. companies subject to the SEC’s disclosure requirements. Mineral resources that are not mineral reserves do not have demonstrated economic viability, and U.S. investors are cautioned not to assume that all or any part of the mineral resources referenced herein will be converted into mineral reserves.

Please see “Risk Factors” in the Form 10-K for the fiscal year ended December 31, 2025 for more information regarding risks pertaining to the Company, which is available on EDGAR at www.sec.gov/edgar and SEDAR+ at www.sedarplus.ca. Readers are encouraged to carefully review these risk factors as well as the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. All forward-looking statements contained in this press release speak only as of the date of this press release or as of the dates specified in such statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

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Additional information relating to i-80 Gold can be found on i-80 Gold’s website at www.i80gold.com, SEDAR+ at www.sedarplus.ca, and on EDGAR at www.sec.gov/edgar. The information included on, or accessible through, the Company’s website is not incorporated by reference into this press release.

APPENDIX

Figure 1: Regional Map of i-80 Gold Assets in Northern Nevada

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Figure 2: Mineral Point Plan View Showing 2026 Drill Hole Locations, Mineralization and the 2025 PEA Conceptual Pit Shell

Conceptual pit-shell
from 2025 PEA at
$2175/oz Au & $26/oz Ag
iMP26-12*
iMP26-13*, 14*
iRH26-04*
iRH26-01
iMP26-16
iRH26-06*
A
A'
iMP26-17, 18,
19, 20, 30
iRH26-02
iMP26-58*
iMP26-01, 02*, 03*,
04*, 05*, 07*, 09*
iMP26-32, 33, 34
iMP26-11, 21*, 22*
23*, 24*, 25*, 26*
iMP26-35
iRH26-03
Mineralization shapes
at 0.1 g/t Au cut-off
* Denotes step-out hole
iRH26-05
iRH26-07*
N
500 meters
Plan View
September 18, 2026

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Figure 3: Mineral Point Open Pit Geology Cross-Section

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